Exhibit 21
SUBSIDIARIES OF INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC
As of December 31, 2025

Name under which Subsidiary does Business	Jurisdiction of Incorporation
INCREF 2025-FL1 LLC	Delaware
INCREF 2025-FL1 Retention Holder LLC	Delaware
INCREF Borrower, LLC	Delaware
INCREF CLO Seller LLC	Delaware
INCREF EII LLC	Delaware
INCREF Finance Holdings LLC	Delaware
INCREF Investments BB Seller, LLC	Delaware
INCREF Investments BMO NoN Borrower, LLC	Delaware
INCREF Investments BMO NoN Pledgor, LLC	Delaware
INCREF Investments BMO Pledgor, LLC	Delaware
INCREF Investments BMO Seller, LLC	Delaware
INCREF Investments CB Pledgor, LLC	Delaware
INCREF Investments CB Seller, LLC	Delaware
INCREF Investments CB Term Seller, LLC	Delaware
INCREF Investments CONA Pledgor, LLC	Delaware
INCREF Investments CONA Seller, LLC	Delaware
INCREF Investments HSBC Borrower, LLC	Delaware
INCREF Investments MS Pledgor, LLC	Delaware
INCREF Investments MS Seller, LLC	Delaware
INCREF Investments WF Pledgor, LLC	Delaware
INCREF Investments WF Seller, LLC	Delaware
INCREF Neptune FPS-FCP	France
INCREF Neptune GP LLC	Delaware
INCREF Neptune LP	Delaware
INCREF Sub-REIT LLC	Delaware
Invesco Commercial Real Estate Finance Investments, LP	Delaware
Invesco Commercial Real Estate Finance Trust Investments GP, LLC	Delaware
Invesco Commercial Real Estate Finance Trust Securities, LLC	Delaware